Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE	Contacts:	Mel Payne, Chairman & CEO Joe Saporito, CFO Carriage Services, Inc. 713-332-8400

Ken Dennard / Lisa Elliott
DRG&E / 713-529-6600
CARRIAGE SERVICES UPDATES
COMPANY & INVESTMENT PROFILE
DECEMBER 6, 2005 – HOUSTON – Carriage Services, Inc. (NYSE: CSV) today announced that it has updated its “Company & Investment Profile”, which can be found on Carriage’s website at http://www.carriageservices.com.
     Carriage’s updated Company & Investment Profile includes updated discussions of Carriage’s business, operating and growth strategies, historical financial information, outlook for future periods, industry information, and more. The updated Company & Investment Profile is being furnished on Form 8-K with the Securities and Exchange Commission.
     The Company & Investment Profile is being published and updated by Carriage in continuation of its stated goal to provide more disclosure and transparency to the investment community regarding Carriage’s operations, goals, industry dynamics and conditions. It is Carriage’s intent to continue to be proactive in communicating with investors. Investors and interested parties are encouraged to visit the website, http://www.carriageservices.com to read or download the Company and Investment Profile.
     Carriage Services is the fourth largest publicly traded death care company. As of December 6, 2005, Carriage operates 135 funeral homes and 29 cemeteries in 28 states.
Certain statements made herein or elsewhere by, or on behalf of, the company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the company believes are reasonable; however, many important factors, as discussed under “Forward- Looking Statements and Cautionary Statements” in the company’s Annual Report and Form 10-K for the year ended December 31, 2004, could cause the company’s results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the company. A copy of the company’s Form 10-K, and other Carriage Services information and news releases, are available at http://www.carriageservices.com.
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